Exhibit 99.1

MISONIX REPORTS PRELIMINARY FISCAL 2021 FIRST QUARTER REVENUE OF APPROXIMATELY $17.7 MILLION

Confirms Improving Revenue Trends, Rise in Procedure Volumes and Strong New Product Adoption

FARMINGDALE, N.Y., (October 6, 2020) – Misonix, Inc. (Nasdaq: MSON) (“Misonix,” the “Company,” “we,” “us” or “our”), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes, today announced preliminary unaudited revenue for the first quarter of its fiscal year 2021 ended September 30, 2020.

Fiscal 2021 First Quarter Revenue

Misonix’s preliminary revenue for the three months ended September 30, 2020 was approximately $17.7 million, compared with $11.1 million in the prior year period. Due to Misonix’s acquisition of Solsys Medical, which was completed at the end of the fiscal 2020 first quarter ended September 30, 2019, the prior year period revenue reflects the Company’s legacy operations as well as four days from the acquired Solsys operations. On a pro forma basis, including Solsys revenue for the full three-month period ended September 30, 2019, revenue declined approximately 9.4% for the quarter. A pro forma comparison is provided in the table below.

For the first quarter of fiscal 2021, domestic surgical revenue increased in excess of 20%, while domestic wound revenue declined approximately 13% on a pro forma basis, compared with the first quarter of fiscal 2020. At September 30, 2020, the Company had approximately $35 million in cash and cash equivalents, compared with $38 million at June 30, 2020.

Misonix President and Chief Executive Officer, Stavros Vizirgianakis, said, “Despite the ongoing challenging operating environment, I am pleased with our solid fiscal Q1 results, which reflect ongoing positive trends in our business.

“Fiscal first quarter results were largely driven by growth of over 20% in our domestic surgical business led by continued strong Nexus platform placements and positive trends in increased elective surgeries as compared with the third and fourth fiscal quarters of 2020. Although international sales have improved from last quarter, the international environment remains challenging. SonicOne wound debridement sales also posted a strong performance during the quarter.

“Looking ahead, we are excited about the growth opportunities in front of us. We continue to execute against our strategic initiatives, including bringing new proprietary solutions to market, entering into new distribution agreements, and expanding our total addressable market both in terms of procedures as well as geographically. These accomplishments would not be possible if not for the quality of the people we have across the entire company and their tireless commitment to improving our business and providing healthcare practitioners with exceptional support.”

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Misonix intends to announce full fiscal 2021 first quarter results and host a webcast conference call in early November 2020.

The revenue for the quarter ended September 30, 2020 is preliminary and unaudited, and represents the most current information available to Misonix management. Actual results may differ due to the completion of Misonix’s financial closing procedures, review by independent public accountants and other developments that may arise between the date of this press release and the time that financial results for the quarter ended September 30, 2020 are finalized.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) is a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative tissue products. Its surgical team markets and sells BoneScalpel and SonaStar, which facilitate precise bone sculpting and removal of soft and hard tumors and tissue, primarily in the areas of neurosurgery, orthopedic, plastic and maxillo-facial surgery. The Company’s wound team markets and sells TheraSkin, Therion, TheraGenesis and SonicOne to debride, treat and heal chronic and traumatic wounds in inpatient, outpatient and physician office sites of service. At Misonix, Better Matters! That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of products that radically improve outcomes for patients. Additional information is available on the Company’s web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, the impact of COVID-19, or other pandemics, and the impact of related governmental, individual and business responses. This includes our ability to obtain or forecast accurate surgical procedure volume in the midst of the COVID-19 pandemic; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, surgical procedures; curtailed or delayed capital spending by hospitals and surgical centers; potential closures of our facilities; delays in gathering clinical evidence; diversion of management and other resources to respond to the COVID-19 outbreak; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 virus disrupts local economies and causes economies in our key markets to enter prolonged recessions; the ability of our staff to travel to work; our ability to maintain adequate inventories and delivery capabilities; the impact on our customers and supply chain, and the impact on demand in general. These forward-looking statements are also subject to uncertainties and change resulting from delays and risks associated with the performance of contracts; risks associated with international sales and currency fluctuations; uncertainties as a result of research and development; acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy; risks involved in introducing and marketing new products; potential acquisitions; consumer and industry acceptance; litigation and/or court proceedings, including the timing and monetary requirements of such activities; the timing of finding strategic partners and implementing such relationships; regulatory risks including clearance of pending and/or contemplated 510(k) filings; our ability to achieve and maintain profitability in the our business lines; access to capital; and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Contact:

Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com
631-694-9555

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Use of Non-GAAP Financial Measures

The Company has presented pro forma revenue in this press release, which is a non-GAAP financial measurement. The Company acquired the operations of Solsys Medical at the end of its first quarter ended September 30, 2019. The Company has presented pro forma revenue to show revenue on a comparable basis as if Solsys had been acquired at the beginning of the comparative periods presented.

We present this non-GAAP measure because we believe it is a useful indicator of our revenue trends. Our management uses this non-GAAP measure principally as a measure of our current operating performance compared to prior periods and believes that this measure is useful to investors because it provides a view of the performance of our business that takes account of Solsys’ prior performance. We also believe that this measure is useful to our management and investors as a measure of comparative operating performance from period to period.

	Three Months Ended
	September 30,		Net Change
	2020	2019	$	%

Revenue as reported	$17,700,000	$11,145,922	$6,554,078	58.8%
Solsys revenue		8,381,196

Pro forma revenue	$17,700,000	$19,527,118	$(1,827,118)	-9.4%

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